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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     September 22, 1997

                             EPL Technologies, Inc.
             (Exact name of registrant as specified in its charter)

           Colorado                      0 - 28444              84-0990658
 (State or other jurisdiction           (Commission           (IRS Employer
       of incorporation)                File Number)        Identification No.)

  2 International Plaza, Suite 245, Philadelphia, PA              19113
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code    (610) 521-4400


                       Not Applicable
        (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS

         Effective September 22, 1997, IPS Produce, Inc., ("IPSP"), one of the U.S. subsidiaries of EPL Technologies, Inc. ("EPL") executed a ten year exclusive trademark license agreement and strategic alliance with Potandon Produce LLC ("Potandon"), a "Green Giant Fresh(TM)" brand licensee of the Pillsbury Company.

         Under this agreement, which may be extended beyond August 2007, and is subject to the terms of Potandon's license of the "Green Giant Fresh(TM)" brand from the Pillsbury Company, certain minimum royalties and other customary provisions, EPL will sell fresh-cut potato products, such as french fries, to the wholesale foodservice industry under the "Green Giant Fresh(TM)" brand name, utilizing EPL's "Potato Fresh(TM)" processing aid technologies and related protocols.

        This agreement supercedes and replaces a letter of intent, announced in February 1996, between EPL and Potandon, which had a somewhat different focus than the current agreement.

        The fresh-cut potato products will be sold to the food service industry through IPSP, and will be produced by IPSP, using raw materials from Potandon, in conjunction with one or more co-packers, expected to be operating at several sites around the US.





ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         a)       Not Applicable

         b)       Not Applicable

         c)       Exhibits

                  99.1 Press Release dated September 25, 1997 in relation to the license agreement between IPS Produce, Inc. and Potandon Produce LLC.

                                       -2-
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: September 26, 1997                           EPL Technologies, Inc.


                                             By:    /s/Paul L. Devine
                                                   ----------------------------
                                                    Paul L. Devine
                                                    Chairman and President